UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2026

Commission File Number: 000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-884-1894
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	FTLF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2026, the Board of Directors (the “Board”) of FitLife Brands, Inc. (the “Company”) appointed Ryan Hansen, who was serving as the Company’s Executive Vice President, to the position of President of the Company.

Mr. Hansen, 38, has served as Executive Vice President since he joined the Company in November 2023. Prior to joining the Company, he served as Chief Operating Officer at Pearl Street Dental Partners ("Pearl Street"), a private equity backed dental platform headquartered in Dallas, TX, from February 2021 to June 2023. Prior to Pearl Street, Mr. Hansen worked at Bain & Company from July 2017 to February 2021. He earned an M.B.A. with distinction from Harvard Business School in 2017. Prior to receiving his M.B.A., he worked at Worthington Industries (NYSE: WOR) in Product Management and Business Analyst roles from 2012 to 2015. Mr. Hansen graduated with Bachelor’s and Master’s Degrees in Accounting from Brigham Young University in 2012.

In connection with his appointment as President, Mr. Hansen received (i) options to acquire 75,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), with an exercise price of $10.50 (the “Options”), with one-third of the options to vest on the one-year anniversary of the grant date, and the remainder vesting in equal increments on each of the second and third anniversary thereafter, subject to continued service; and (ii) 50,000 performance stock units (“PSUs”). Each PSU represents a contingent right to receive one share of the Issuer's common stock upon vesting, subject to continued service. The PSUs will vest on such date that the 30 day volume weighted average price ("VWAP") for shares of the Company’s Common Stock meets or exceeds $20.00, and expire on the fifth anniversary of the grant date if not then vested. Additionally, effective May 18, 2026, the Board approved an increase of Mr. Hansen’s base salary from $275,000 to $300,000. Mr. Hansen serves as an at-will employee without a formal employment agreement.

There are no arrangements or understandings between Mr. Hansen and any other person pursuant to which Mr. Hansen was appointed as President of the Company. Mr. Hansen does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) between Mr. Hansen and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date: May 22, 2026	By:	/s/ Dayton Judd
Dayton Judd